UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2010

TORTUGA MEXICAN IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51989	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 219, 10654 - 82 Avenue, Edmonton, Alberta, Canada	T6E 2A7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 780. 710.9840

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2010, Eduardo Avila resigned as treasurer and director of our company. Our board of directors has appointed Vanessa Avila as treasurer of our company. Ms. Avila also holds the positions of president and secretary and is now the sole director of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTUGA MEXICAN IMPORTS, INC.

/s/ Vanessa Avila
Vanessa Avila
President

Date: February 11, 2010